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                                                                   EXHIBIT 99.3
                          SPRINT CAPITAL CORPORATION
                              SPRINT CORPORATION

                   INSTRUCTIONS TO REGISTERED HOLDER AND/OR
                   DTC PARTICIPANT FROM BENEFICIAL OWNER OF
                             7.900% notes due 2005
                             8.375% notes due 2012
                             8.750% notes due 2032

To Registered Holder and/or DTC Participant:

   The undersigned hereby acknowledge receipt of the Prospectus, dated ____________, 2002 (the "Prospectus") of Sprint Capital Corporation, a Delaware corporation (the "Company"), and Sprint Corporation, a Kansas corporation ("Sprint"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer") to exchange 7.900% notes due 2005, 8.375% notes due 2012 and 8.750% notes due 2032 (collectively, the "New Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for its outstanding 7.900% notes due 2005, 8.375% notes due 2012 and 8.750% notes due 2032 (collectively, the "Old Notes"). Capitalized terms used but not defined in these instructions have the meanings ascribed to them in the Prospectus.

   This will instruct you, the registered holder and/or DTC participant, as to action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

   The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

   $            of the 7.900% notes due 2005;
   $            of the 8.375% notes due 2012; and
   $            of the 8.750% notes due 2032.

   With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

   [_] TO TENDER the following aggregate principal amount of Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered, if any):

   $            of the 7.900% notes due 2005;
   $            of the 8.375% notes due 2012; and
   $            of the 8.750% notes due 2032.

   [_] NOT TO TENDER any Old Notes held by you for the account of the undersigned.

   If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the undersigned's principal residence is in the state of (fill in state)
          , (ii) the undersigned has full power and authority to tender, exchange, assign and transfer the Old Notes surrendered, and the Company will acquire good and unencumbered title to the Old Notes being surrendered, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale arrangements or other obligations relating to their sale or transfer, and not subject to any adverse claim when the Old Notes are accepted by the Company, (iii) the New Notes being acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the undersigned or of any other person receiving New Notes pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Old Notes, (iv) neither the undersigned nor any other person acquiring the New Notes pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Old Notes, is participating in, has an intent to participate in or has an arrangement or understanding with any person to participate in the distribution of the New Notes, (v) if any of the undersigned or any other person acquiring the New Notes pursuant to the Exchange Offer through the

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undersigned, whether or not that person is the holder of Old Notes, is a broker-dealer or is participating in the Exchange Offer for the purpose of distributing the New Notes, it agrees to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale of New Notes and acknowledges that it cannot rely on the position of the staff of the Securities and Exchange Commission set forth in no-action letters; (vi) the undersigned or any other person acquiring the New Notes pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Old Notes, understands that any secondary resale transaction and any resales of New Notes it obtains in exchange for Old Notes acquired by it directly from the Company should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K of the Securities and Exchange Commission; (vii) except as otherwise disclosed in writing with these instructions, neither the undersigned nor any other person acquiring the New Notes pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Old Notes, is an "affiliate," as defined in Rule 405 under the Securities Act, of the Company or Sprint and, if the undersigned or any such person is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, and (viii) if any of the undersigned or any other person acquiring the New Notes pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Old Notes, is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of New Notes; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take any other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of the Old Notes. By acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

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                                   SIGN HERE

  Name of beneficial owner(s):

  _____________________________________________________________________________

  Signature(s):

  _____________________________________________________________________________

  Name (please print):

  _____________________________________________________________________________

  Address:

  _____________________________________________________________________________

  _____________________________________________________________________________

  _____________________________________________________________________________

  Telephone number:

  _____________________________________________________________________________

  Taxpayer Identification or Social Security Number:

  _____________________________________________________________________________

  Date:

  _____________________________________________________________________________

  _____________________________________________________________________________


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